Exhibit (b)(5)

BY-LAWS
OF

PRISM-ACA MULTI STRATEGY FUND

ARTICLE I

AGREEMENT AND DECLARATION OF TRUST

1.1        Agreement and Declaration of Trust. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time amended, supplemented or restated (the “Declaration of Trust”) of PRISM-ACA Multi Strategy Fund (the “Trust”), a Delaware statutory trust established by the Certificate.

1.2        Definitions. Unless otherwise defined herein, the terms used herein shall have the respective meanings given to them in the Declaration of Trust.

ARTICLE II
OFFICES

2.1        Principal Office. The principal office of the Trust shall be located at 25 Recreation Park Drive, Suite 110, Hingham, MA 02043, or such other location as the Trustees may from time to time determine.

2.2        Other Offices. The Trust may have offices in such other places without as well as within the State of Delaware as the Trustees may from time to time determine.

2.3        Registered Office and Registered Agent. The registered office in the State of Delaware shall be located at 2711 Centerville Road, Suite 400, Wilmington, DE 19808 and the registered agent for service of process in the State of Delaware for the Trust, as provided in Section 3807 of the Delaware Act, shall be Corporation Service Company.

ARTICLE III
SHAREHOLDERS

3.1        Annual Meetings. Pursuant to the Delaware Act, the Trust will not hold annual meetings of Shareholders.

3.2        Special Meetings.

(a)                Placing a Shareholder’s Name on a Proxy. The placing of a Shareholder’s name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Shareholder shall constitute execution of such proxy by or on behalf of such Shareholder.

(b)                Call of a Meeting. A meeting of the Shareholders shall be called by a majority of the Trustees or by the President of the Trust. Meetings shall also be called by order of the Trustees at the request of Shareholders if and to the extent provided by the Declaration of Trust or by applicable law. The Trustees shall determine, or may authorize the officers of the Trust to determine, the date, time and place for any meeting of Shareholders, which place may be within or without the State of Delaware, or any adjournment(s) or postponement(s) thereof. Any meeting so called may be postponed by the Trustees prior to the meeting with to the Shareholders entitled to vote at that meeting by the Trustees prior to the meeting.

(c)                Notice; No Ballot. Notice of a meeting need not be given to any Shareholder who attends the meeting without protesting prior thereto or at its commencement the lack of notice to such Shareholder. No ballot shall be required for any election unless required by a Shareholder present or represented at the meeting and entitled to vote in such election.

(d)                Adjournment. Any meeting of Shareholders may, by action of the chairman of the meeting, be adjourned from time to time without notice other than announcement at the meeting at which the adjournment is taken with respect to one or more matters to be considered at such meeting to a designated time and place within a reasonable time after the date set for the original meeting (not to exceed 120 days from the date set for the original meeting), whether or not a quorum is present with respect to such matter; upon motion of the chairman of the meeting, the question of adjournment may be submitted to a vote of the Shareholders, and in that case, any adjournment with respect to one or more matters must be approved by the vote of holders of a majority of the Shares present and entitled to vote with respect to the matter or matters adjourned and, if approved, such adjournment shall take place without further notice other than announcement at the meeting at which the adjournment is taken.

(e)                Advance Notice of Shareholder Nominees for Trustees and Other Shareholder Proposals. Unless otherwise required by applicable law, the matters to be considered and brought before any meeting of Shareholders shall be limited to only such matters, including the nomination and election of Trustees, as shall be brought properly before such meeting in compliance with the procedures set forth in this Section 3.2(e). Only persons who are nominated in accordance with the procedures set forth in this Section 3.2(e) shall be eligible for election as Trustees, and no proposal to fix the number of Trustees shall be brought before a meeting of Shareholders or otherwise transacted unless in accordance with the procedures set forth in this Section 3.2(e), except as may be otherwise provided in these By-Laws with respect to the right of holders of preferred shares of beneficial interest, if any, of the Trust to nominate and elect a specified number of Trustees in certain circumstances.

(1)        Unless otherwise required by applicable law, for any matter to be properly before any meeting of Shareholders, the matter must be (i) specified in the notice of meeting given by or at the direction of a majority of the Trustees and at least seventy-five percent (75%) of the Continuing Trustees pursuant to the Declaration of Trust, (ii) otherwise brought before the meeting by or at the direction of at least seventy-five percent (75%) of the Continuing Trustees (or any duly authorized committee thereof), or (iii) brought before the meeting in the manner specified in this Section 3.2(e)(2) by a Shareholder of record entitled to vote at the meeting or by a Shareholder (a “Beneficial Owner”) that holds Shares entitled to vote at the meeting through a nominee or “street name” holder of record and that can demonstrate to the Trust such indirect ownership and such Beneficial Owner’s entitlement to vote such Shares, provided that the

Shareholder was the Shareholder of record or the Beneficial Owner held such Shares at the time the notice provided for in this Section 3.2(e)(2) is delivered to the Secretary.

(2)        In addition to any other requirements under applicable law and the Declaration of Trust and these By-Laws, persons nominated by Shareholders for election as Trustees and any other proposals by Shareholders may be properly brought before a meeting of Shareholders only pursuant to timely notice (the “Shareholder Notice”) in writing to the Secretary. To be timely, the Shareholder Notice must be delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the tenth (10th) day following the date on which public announcement was first made of the date of the meeting of Shareholders.

(3)        Any Shareholder who gives a Shareholder Notice of any matter proposed to be brought before a Shareholder meeting (whether or not involving nominees for Trustees) shall deliver, as part of such Shareholder Notice: (i) the description of and text of the proposal to be presented; (ii) a brief written statement of the reasons why such Shareholder favors the proposal; (iii) such Shareholder’s name and address as they appear on the Trust’s books; (iv) any other information relating to the Shareholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitation of proxies with respect to the matter(s) proposed pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder; (v) the class or series and number of all Shares of the Trust owned beneficially and of record by such Shareholder; (vi) any material interest of such Shareholder in the matter proposed (other than as a Shareholder); (vii) a representation that the Shareholder intends to appear in person or by proxy at the Shareholder meeting to act on the matter(s) proposed; (viii) if the proposal involves nominee(s) for Trustees, a description of all arrangements or understandings between the Shareholder and each proposed nominee and any other person or persons (including their names) pursuant to which the nomination(s) are to be made by the Shareholder; and (ix) in the case of a Beneficial Owner, evidence establishing such Beneficial Owner’s indirect ownership of, and entitlement to vote, Shares at the meeting of Shareholders. As used in this Section 3.2(e), Shares “beneficially owned” shall mean all Shares which such person is deemed to beneficially own pursuant to Rules 13d-3 and 13d-5 under the Exchange Act.

(4)        Unless otherwise required by applicable law, for purposes of this Section 10.5, a matter shall be deemed to have been “publicly announced or disclosed” if such matter is disclosed in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, in a document publicly filed by the Trust with the Commission, or in a Web site accessible to the public maintained by the Trust or by its investment adviser or administrator or an affiliate of such investment adviser or administrator with respect to the Trust.

(5)        Unless otherwise required by applicable law, in no event shall an adjournment or postponement (or a public announcement thereof) of a meeting of Shareholders commence a new time period (or extend any time period) for the giving of notice as provided in this Section 3.2(e).

(6)        Unless otherwise required by applicable law, the person presiding at any meeting of Shareholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall have the power and duty to (i) determine whether a nomination or proposal of other matters to be brought before a meeting and notice thereof have been duly made and given in the manner provided in this Section 3.2(e)(2) and elsewhere in these Bylaws and the Declaration of Trust and (ii) if not so made or given, to direct and declare at the meeting that such nomination and/or such other matters shall be disregarded and shall not be considered. Any determination by the person presiding shall be binding on all parties absent manifest error.

(7)        Notwithstanding anything to the contrary in this Section 3.2(e) or otherwise in these By-Laws, unless required by federal law, no matter shall be considered at or brought before any meeting of Shareholders unless such matter has been approved for these purposes by at least seventy-five percent (75%) of the Trustees and, in particular, no Beneficial Owner shall have any rights as a Shareholder except as may be required by federal law. Furthermore, nothing in this Section 3.2(e) shall be construed as creating any implication or presumption as to the requirements of federal law.

3.3        Business Day. For purposes of these By-Laws, “Business Day” shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

3.4         Notice of Meetings. Notice of all meetings of the Shareholders, stating the time, place and purposes of the meeting, shall be given by the Trustees by mail or electronic means to each Shareholder at the Shareholder’s address as recorded on the register of the Trust mailed at least ten days and not more than one hundred and twenty days before the meeting, PROVIDED, HOWEVER, that notice of a meeting need not be given to a Shareholder to whom such notice need not be given under the proxy rules of the Commission under the 1940 Act and the Exchange Act; and PROVIDED, FURTHER, that notice of any Shareholder Requested Meeting shall be provided in a manner and time consistent with Section 3.2. Only the business stated in the notice of the meeting shall be considered at such meeting. Any adjourned meeting may be held and adjourned without further notice. No notice need be given to any Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder who shall have failed to inform the Trust of his current address or if a written waiver of notice, executed before or after the meeting by the Shareholder or his attorney thereunto authorized, is filed with the records of the meeting. In the absence of fraud, any irregularities and the notice of any meeting or the non-receipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

3.5         Proxies. At any meeting of Shareholders, any holder of Shares entitled to vote thereat may vote by proxy, provided that no proxy shall be voted at any meeting unless it shall have been placed on file with the Secretary, or with such other officer or agent of the Trust as the Secretary may direct, for verification prior to the time at which such vote shall be taken. A proxy shall be deemed signed if the Shareholder’s name is placed on the proxy (whether by manual signature, typewriting, telegraphic transmission, facsimile, other electronic means or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact. Proxies may be recorded by any electronic, telephonic, internet or other telecommunication device except as otherwise provided in the Declaration of Trust. The placing of a Shareholder’s name on a proxy pursuant to telephonic or electronically transmitted instructions pursuant to procedures reasonably designed to verify that such instructions have been authorized by the Shareholder shall constitute execution of the proxy by or on behalf of the Shareholder. Proxies may be solicited in the name of one or more Trustees or one or more of the officers of the Trust. Only Shareholders of record shall be entitled to vote. Shares shall have the voting power provided in the Declaration of Trust. When any Share is held jointly by several persons, any one of them may vote at any meeting in person or by proxy in respect of such Share, but if more than one of them shall be present at such meeting in person or by proxy, and such joint owners or their proxies so present disagree as to any vote to be cast, such vote shall not be received in respect of such Share. A proxy, including a photographic or similar reproduction thereof and a telegram, cablegram, wireless or similar transmission thereof, purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise, and the burden of proving invalidity shall rest on the challenger. If the holder of any such Share is a minor or a person of unsound mind, and subject to guardianship or the legal control of any other person as regards the charge or management of such Share, he may vote by his guardian or such other person appointed or having such control, and such vote may be given in person or by proxy. Unless revoked, any proxy given in connection with a postponed or adjourned meeting for which a new record date is fixed shall continue to be valid so long as the Shareholder giving such proxy is a Shareholder of record on such new record date. Except as otherwise provided herein or in the Declaration of Trust or the Delaware Act, all matters relating to the giving, voting or validity of proxies shall be governed by the General Corporation Law of the State of Delaware relating to proxies, and judicial interpretations thereunder, as if the Trust were a Delaware corporation and the Shareholders were shareholders of a Delaware corporation.

3.5        Inspection of Books. The Trustees shall from time to time determine whether and to what extent, and at what times and places, and under what conditions and regulations the accounts and books of the Trust or any of them shall be open to the inspection of the Shareholders; and no Shareholder shall have any right to inspect any account or book or document of the Trust except as conferred by the Trustees.

3.6         Application of This Article. Meetings of Shareholders shall consist of Shareholders of any Series (or Class thereof) or of all Shareholders, as determined pursuant to the Declaration of Trust, and this Article 3 shall be construed accordingly.

3.7         Compliance With State and Federal Law. Notwithstanding the foregoing provisions of this Section 3.9, a Shareholder shall also comply with all applicable requirements of Delaware law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section 3.9. Nothing in this Section 3.9 shall be deemed to affect any right of a Shareholder to request inclusion of a 14a-8 Proposal in, nor the right of the Trust to omit such a proposal from, the Trust’s proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act.

3.8         Abstentions and Broker Non-Votes. Outstanding Shares represented in person or by proxy (including Shares which abstain or do not vote with respect to one or more of any proposals presented for Shareholder approval) will be counted for purposes of determining whether a quorum is present at a meeting. Abstentions will be treated as Shares that are present and entitled to vote for purposes of determining the number of Shares that are present and entitled to vote with respect to any particular proposal, but will not be counted as a vote in favor of such proposal. If a broker or nominee holding Shares in “street name” indicates on the proxy that it does not have discretionary authority to vote as to a particular proposal, those Shares will not be considered as present and entitled to vote with respect to such proposal.

3.9         Action without Meeting. Any action which may be taken by Shareholders may be taken without a meeting if all of the Outstanding Shares entitled to vote on the matter consent to the action in writing and the written consents are filed with the records of the meetings of Shareholders. Such consents shall be treated for all purposes as a vote taken at a meeting of Shareholders.

ARTICLE IV
TRUSTEES

4.1         Regular Meetings of the Trustees. Regular meetings of the Trustees may be held without call or notice at such places and at such times as the Trustees may from time to time determine, provided that notice of the first regular meeting following any such determination shall be given to absent Trustees. A regular meeting of the Trustees may be held without call or notice immediately after and at the same place as an annual meeting of the Shareholders.

4.2         Special Meetings of the Trustees. Special meetings of the Trustees may be held at any time and at any place designated in the call of the meeting when called by the Chairman of the Trustees, the President or the Treasurer or by two or more Trustees, sufficient notice thereof being given to each Trustee by the Secretary or an Assistant Secretary or by the officer or the Trustees calling the meeting.

4.3         Notice. Notice of the time and place of each meeting other than regular or stated meetings shall be given by the Secretary or an Assistant Secretary or by the officer or Trustee calling the meeting and shall be mailed, postage prepaid, to each Trustee at least three (3) days before the meeting, or shall be given by e-mail, telephone, voice-message, telegram, telex or telecopy or other electronic means at least twenty-four hours, before the meeting addressed to the Trustee at his or her usual or last known business or residence address (or facsimile number or e-mail address as the case may be) or to give notice to him or her in person or by telephone or voice-mail at least twenty-four (24) hours before the meeting. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by him before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting prior thereto or at its commencement the lack of notice to him. A notice or waiver of notice need not specify the purpose of any meeting.

4.4        Meetings by Electronic Means; Action without Meeting. The Trustees may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall be deemed to have been held at a place designated by the

Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting. Any action required or permitted to be taken at any meeting of the Trustees may be taken by the Trustees without a meeting if a majority of the Trustees then in office (or such higher number of Trustees as would be required to act on the matter under the Declaration of Trust, these By-Laws or applicable law if a meeting were held) consent to the action in writing and the written consents are filed with the records of the Trustees’ meetings. Such consents shall be treated as a vote for all purposes. Notwithstanding the foregoing, all actions of the Trustees shall be taken in compliance with the provisions of the 1940 Act.

4.2        Quorum and Manner of Acting. A majority of the Trustees then in office shall be present in person at any regular or special meeting of the Trustees in order to constitute a quorum for the transaction of business at such meeting and (except as otherwise required by law, the Declaration of Trust or these By-Laws) the act of a majority of the Trustees present at any such meeting, at which a quorum is present, shall be the act of the Trustees. In the absence of a quorum, a majority of the Trustees present may adjourn the meeting from time to time until a quorum shall be present. Notice of an adjourned meeting need not be given.

ARTICLE V
COMMITTEES

5.1        Committees. The Trustees by vote of a majority of all the Trustees may elect from their own number Committees from time to time to consist of one or more Trustees to hold office at the pleasure of the Trustees, which Committees shall have such power and duties as the Board of Trustees may, by resolution, prescribe, subject to the same limitations as with respect to the executive committee. The terms of membership on such Committees and the termination or circumstances giving rise to the termination of such Committees shall be determined by the Trustees. The Trustees may designate a chairman of any such Committee. In the absence of such designation the Committee may elect its own chairman.

5.2        Meetings; and Manner of Acting. The Trustees may (a) provide for stated meetings of any Committee, (b) specify the manner of calling and notice required for special meetings of any Committee, (c) specify the number of members of a Committee required to constitute a quorum and the number of members of a Committee required to exercise specified powers delegated to such Committee, (d) authorize the making of decisions to exercise specified powers by written assent of the requisite number of members of a Committee without a meeting, and (e) authorize the members of a Committee to meet by means of a telephone conference circuit.

5.3        Quorum. Except as provided below or as otherwise specifically provided in the resolutions constituting a Committee of the Trustees and providing for the conduct of its meetings, a majority of the members of any Committee of the Trustees shall constitute a quorum for the transaction of business, and any action of such a Committee may be taken at a meeting by a vote of a majority of the members present (a quorum being present) or evidenced by one or more writings signed by such a majority.

5.4        Manner of Acting. Members of a Committee may participate in a meeting of such Committee by means of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other at the same time and participation by such means shall constitute presence in person at a meeting. Each Committee shall keep regular minutes of its meetings and records of decisions taken without a meeting and cause them to be recorded in a book designated for that purpose and kept at the principal executive office of the Trust.

ARTICLE VI
OFFICERS

6.1         General Provisions. The officers of the Trust shall be a President, Secretary and a Chief Compliance Officer and such other officers, if any, as the Trustees may in their discretion elect. If required by the 1940 Act, the Chief Compliance Officer shall be elected or appointed by a majority of the Trustees, as well as a majority of the Trustees who are not Interested Persons of the Trust (the “Independent Trustees”), and otherwise in accordance with Rule 38a-1 (or any successor rule) under the 1940 Act, as such rule may be amended from time to time (“Rule 38a-1”). The Trustees may elect such other officers or agents as the business of the Trust may require, including a Chairman of the Board of Trustees (“Chairman”), one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Compliance Officers. The Trustees may delegate to any officer or Committee the power to appoint any subordinate officers or agents.

6.2        Term of Office and Qualifications. Except as otherwise provided by law, the Declaration of Trust or these By-Laws, the President, Secretary and Chief Compliance Officer shall each hold office at the pleasure of the Board of Trustees or until his successor shall have been duly elected and qualified. Except as above provided, any two offices may be held by the same person. Any officer may be, but none need be, a Trustee or Shareholder.

6.3        Powers and Duties of the Chairman. The Trustees may, but need not, appoint from among their number a Chairman. When present the Chairman shall preside at the meetings of the Shareholders and of the Trustees. The Chairman may call meetings of the Trustees and of any committee thereof whenever he deems it necessary. The Chairman shall have, with the President, general supervision over the business and policies of the Trust, subject to the limitations imposed upon the President, as provided in Section 6.4.

6.4        Powers and Duties of the President. Subject to the powers of the Chairman, if there be such an officer, the President shall be the principal executive officer of the Trust. The President may call meetings of the Trustees and of any Committee thereof when he deems it necessary and, in the absence of the Chairman, shall preside at all meetings of the Shareholders and the Trustees. Subject to the control of the Trustees, the Chairman and any Committees of the Trustees, within their respective spheres, as provided by the Trustees, the President shall at all times exercise a general supervision and direction over the affairs of the Trust. The President shall have the power to employ attorneys and counsel for the Trust or any Series or Class thereof, and other advisers and agents for the Trust and to employ such subordinate officers, agents, clerks and employees as the President may find necessary to transact the business of the Trust or any Series or Class thereof. The President shall also have the power to grant, issue, execute or sign such powers of attorney, proxies, contracts or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust or any Series or Class thereof. The President shall have such other powers and duties, as from time to time may be conferred upon or assigned to him by the Trustees.

6.6        Powers and Duties of Vice Presidents. In the absence or disability of the President, the Vice Presidents, and in the order designated by the Trustees, shall perform all the duties and may exercise any of the powers of the President, subject to the control of the Trustees. Each Vice President shall perform such other duties as may be assigned to him or her from time to time by the Trustees or the President.

6.7        Powers and Duties of the Treasurer. The Treasurer shall be the principal financial and accounting officer of the Trust. The Treasurer shall deliver all funds of the Trust or any Series or Class thereof which may come into the Treasurer’s hands to such Custodian as the Trustees may employ. The Treasurer shall render a statement of condition of the finances of the Trust or any Series or Class thereof to the Trustees as often as the Trustees shall require the same and the Treasurer shall in general perform all the duties incident to the office of a Treasurer and such other duties as from time to time may be assigned to the Treasurer by the Trustees. The Treasurer shall give a bond for the faithful discharge of the Treasurer’s duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require. The Treasurer shall also have the power to grant, issue, execute or sign such powers of attorney, proxies, contracts or other documents as may be deemed advisable or necessary in furtherance of the interests of the Trust or any Series or Class thereof. The Treasurer shall have such other powers and duties, as from time to time may be conferred upon or assigned to him by the Trustees.

6.8        Powers and Duties of the Secretary. The Secretary shall attend all meetings of the Trustees and Shareholders; the Secretary shall keep the minutes of all meetings of the Trustees and of the Shareholders in proper books provided for that purpose; the Secretary shall have custody of the seal of the Trust; and the Secretary shall have charge of the Share transfer books, lists and records unless the same are in the charge of a transfer agent. The Secretary shall attend to the giving and serving of all notices by the Trust in accordance with the provisions of these By-Laws and as required by law; and subject to these By-Laws, the Secretary shall in general perform all duties incident to the office of Secretary and such other duties as’ from time to time may be assigned to the Secretary by the Trustees.

6.9        Powers and Duties of Assistant Treasurers. In the absence or disability of the Treasurer, any Assistant Treasurer designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Treasurer. Each Assistant Treasurer shall perform such other duties as from time to time may be assigned to such Assistant Treasurer by the Trustees. Each Assistant Treasurer performing the duties and exercising the powers of the Treasurer, if any, shall give a bond for the faithful discharge of his duties, if required so to do by the Trustees, in such sum and with such surety or sureties as the Trustees shall require.

6.10      Powers and Duties of Assistant Secretaries. In the absence or disability of the Secretary, any Assistant Secretary designated by the Trustees shall perform all the duties, and may exercise any of the powers, of the Secretary. Each Assistant Secretary shall perform such other duties as from time to time may be assigned to such officer by the Trustees.

6.11      Powers and Duties of the Chief Compliance Officer. The Chief Compliance Officer shall administer the Trust’s compliance policies and procedures adopted in accordance with rules of the Commission applicable registered investment companies under the 1940 Act, shall have the responsibilities of the chief compliance office of the Trust, including any duties and responsibilities imposed by Rule 38a-1 and shall in general perform all duties incident to the office of Chief Compliance Officer and such other duties as from time to time may be assigned to the Chief Compliance Officer by the Trustees.

6.12       Compensation of Officers and Trustees and Members of the Advisory Board. Subject to any applicable provisions of the Declaration of Trust, the compensation of the officers and Trustees and members of any advisory board shall be fixed from time to time by the Trustees or, in the case of officers, by any Committee or officer upon whom such power may be conferred by the Trustees. No officer shall be prevented from receiving such compensation as such officer by reason of the fact that the officer is also a Trustee.

ARTICLE VII
FISCAL YEAR

7.1        General. For accounting purposes, the Trust’s fiscal year is the 12-month period ending on October 31. For tax purposes, the Trust has adopted the 12-month period ending October 31 of each year as its taxable year.

ARTICLE VIII
SEAL

8.1        General. The Trustees may, but shall not be required to, adopt a seal which shall be in such form and shall have such inscription thereon as the Trustees may from time to time prescribe.

ARTICLE IX

SUFFICIENCY AND WAIVERS OF NOTICE

9.1        General. Whenever any notice is required to be given by law, the Declaration of Trust or these By- Laws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto. A notice shall be deemed to have been sent by mail, telegraph or cable when it has been delivered to a representative of any company holding itself out as capable of sending notice by such means with instructions that it be so sent, or at the time of confirmation if sent by wireless, facsimile or other electronic means.

ARTICLE X
CERTIFICATES

10.1      Uncertificated Shares; Share Certificate. In lieu of issuing certificates for Shares, the Trustees or the transfer agent may either issue receipts therefor or may keep accounts upon the books of the Trust for the record holders of such Shares, who shall in either case be deemed, for all purposes hereunder, to be the holders of certificates for such Shares as if they had accepted such certificates and shall be held to have expressly assented and agreed to the terms hereof. If so determined by resolution of the Board of Trustees, each Shareholder of the Trust shall be entitled upon request to have a certificate or certificates, in such form as shall be approved by the Board of Trustees, representing the number of Shares of the Trust owned by the Shareholder, provided, however, that certificates for fractional Shares will not be delivered in any case. Certificates representing Shares shall be signed by or in the name of the Trust by the President or a Vice President or the Chairman and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer. Any or all of the signatures may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate shall be issued, it may be issued by the Trust with the same effect as if such officer, transfer agent or registrar were still in the office at the date of issue.

ARTICLE XI
AMENDMENT

11.1      General. Except to the extent that the Declaration of Trust or applicable law requires a vote or consent of Shareholders or a higher vote or consent by the Trustees and/or the Continuing Trustees, these By-Laws may be amended, changed, altered or repealed, in whole or part, only by resolution of a majority of the Trustees and a majority of the Continuing Trustees then in office at any meeting of the Trustees, or by one or more writings signed by such Trustees and Continuing Trustees.

Adopted: December 8, 2016